Exhibit 99.6

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of transferable rights (the “Rights”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of Stereotaxis, Inc. (“Stereotaxis”).

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [ — ], 2013, the last business day prior to the scheduled expiration date of the rights offering of April, 2013 (which may be extended by Stereotaxis’s board of directors in its sole discretion).

This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you as record holder for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus dated [            ], 2013 (the “Prospectus”) and the related “Instructions as to Use of Stereotaxis, Inc. Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

	Number of Shares of Common Stock Subscribed For	Subscription Price		Payment
Total Payment Required	x	$3.00	=	$

Box 3. ☐ Payment in the following amount is enclosed: $

Box 4. ☐ Please deduct payment of $         from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account                                         Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: